Exhibit 10.51

October 11, 2017

Woodford Investment Management Limited

Re:	Payment of certain fees associated with the Agreement and Plan of Merger and Reorganization

Ladies and Gentlemen:

This Side Letter (“Side Letter”) is entered into by and between Evofem Biosciences, Inc. (“Evofem”) and Woodford Investment Management Limited (“WIM”), acting as agent for and on behalf of each CF Woodford Equity Income Fund, a sub fund of CF Woodford Investment Fund, Omnis Income & Growth Fund, a sub fund of Omnis Portfolio Investments ICVC, and Woodford Patient Capital Trust Plc, as of the date first written above.

It is hereby agreed that Evofem shall pay the reasonable legal fees of Mischon de Reya LLP, incurred by WIM, in connection with the negotiation of that certain Agreement and Plan of Merger and Reorganization, by and between Neothetics, Inc., Nobelli Merger Sub, Inc., and Evofem (the “Merger Agreement”) and related transactions, in an amount not to exceed, in the aggregate, £50,000, plus value added tax associated with said legal fees.

Yours sincerely,

Evofem Biosciences, Inc.

By:	/s/ Jay File
Jay File
Chief Financial Officer